Exhibit 10.1

INDEMNIFICATION AGREEMENT

    THIS AGREEMENT (this “Agreement”) is effective March 4, 2010, among Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), Genesis Energy, LLC, a Delaware limited liability company (the “Company”), and the undersigned director or officer of the Company (“Indemnitee”).

    WHEREAS, the Partnership Agreement (as defined below) provides for indemnification of each director and officer of the Company and the Partnership, as well as persons serving in various other capacities, to the maximum extent permitted by law;

    WHEREAS, the Indemnitee is entitled to indemnification pursuant to the Partnership Agreement;

    WHEREAS, the LLC Agreement (as defined below) provides indemnification of each director and officer of the Company, as well as persons serving in other capacities, to the maximum extent authorized by law;

    WHEREAS, the Indemnitee is entitled to indemnification pursuant to the LLC Agreement;

    WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Partnership and the Company in an effective manner, the Partnership and the Company wish to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Partnership’s and/or the Company’s directors’ and officers’ liability insurance policies;

    WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Partnership and/or the Company on condition that the Indemnitee be so indemnified;

    NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Partnership, the Company and Indemnitee do hereby covenant and agree as follows:

    1. Definitions. As used in this Agreement:

    (a) The term “Proceeding” shall include any threatened, pending or completed action, suit, inquiry or proceeding, whether brought by or in the right of the Partnership or the Company or any predecessor, subsidiary or affiliated company or otherwise and whether of a civil, criminal, administrative, arbitrative, legislative, investigative or other nature, in which Indemnitee is or will be involved as a party, as a witness or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Partnership or the Company, by reason of any action taken by him or of any inaction on his part while acting as a director or officer or by reason of the fact that, while a director or officer, he is or was serving at the request of the Partnership or the Company as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement; provided that any such action, suit or proceeding which is brought by Indemnitee against the Partnership or the Company or any predecessor, subsidiary or affiliated company or directors or officers of the Partnership or the Company or any predecessor, subsidiary or affiliated company, other than an action brought by Indemnitee to enforce his rights under this Agreement, shall not be deemed a Proceeding without prior approval by a majority of the Board of Directors.

    (b) The term “Expenses” shall include, without limitation, any judgments, fines and penalties against Indemnitee in connection with a Proceeding; amounts paid by Indemnitee in settlement of a Proceeding; and all attorneys’ fees and disbursements, accountants’ fees, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses, in each case, reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in a Proceeding or establishing Indemnitee’s right of entitlement to indemnification for any of the foregoing.

    (c) References to Indemnitee’s being or acting as “a director or officer of the Partnership or the Company” or “serving at the request of the Partnership or the Company as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise” shall include in each case service to or actions taken while and as a result of being a director, officer, trustee, employee or agent of any predecessor, subsidiary or affiliated company of the Partnership or the Company.

    (d) References to “other enterprise” shall include employee benefit plans;

    (e) References to “fines” shall include any excise tax assessed with respect to any employee benefit plan;

    (f) References to “serving at the request of the Partnership or the Company” shall include any service as a director, officer, employee or agent of the Partnership or the Company which imposes duties on, or involves services by, such director, officer, trustee, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;

    (g) The term “substantiating documentation” shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court or agency orders or decrees or settlement agreements, as the case may be, accompanied by a sworn statement from Indemnitee that such bills, invoices, court or agency orders or decrees or settlement agreements, represent costs or liabilities meeting the definition of “Expenses” herein.

    (h) The terms “he” and “his” have been used for convenience and mean “she” and “her” if Indemnitee is a female.

    (i) The term “Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 9, 2005, as amended by

Amendment No. 1 to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated December 18, 2007, as may be further amended, restated or modified from time to time.

    (h) The term “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 5, 2010, as may be amended, restated or modified from time to time.

    (i) The term “LLC Statute” means the Delaware Limited Liability Company Act as in effect from time to time.

    (j) The term “Partnership Statute” means the Delaware Revised Uniform Limited Partnership Act as in effect from time to time.

    (k) The term “Board of Directors” means the Board of Directors of the Company.

    (l) The term “Change in Control” means, with respect to the Partnership or the Company, as applicable, the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Partnership’s or the Company’s assets to any other person or entity, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Partnership or the Company; (ii) the dissolution or liquidation of the Partnership or the Company; (iii) the consolidation or merger of the Partnership or the Company with or into another entity pursuant to a transaction in which the outstanding securities of any class of the Company entitling the holders thereof to vote in the election of, or to appoint, members of the Board of Directors or other similar governing body of the Partnership and the Company (“Voting Securities”) are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Securities are changed into or exchanged for Voting Securities of the surviving entity or its parent or (b) the holders of the Voting Securities immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving entity or its parent immediately after such transaction and (iv) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities, except in a merger or consolidation which would not constitute a Change in Control under clause (iii) above.

    2. Indemnity of Indemnitee. Each of the Partnership and the Company hereby agrees (subject to the provisions of Section 4 hereof) to hold harmless and indemnify Indemnitee against Expenses to the fullest extent authorized or permitted by law (including the applicable provisions of the Partnership Statute and the LLC Statute), including, without limitation, against Expenses incurred by reason of the fact that Indemnitee is or was a director or officer of the Partnership or the Company, or, while a director or officer, is or was serving at the request of the Partnership or the Company as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, including, without limitation, any predecessor, subsidiary or affiliated entity of the Partnership or the Company; provided that Indemnitee shall not be indemnified and held harmless if there has been a final judgment or other final adjudication of a court of competent jurisdiction from which there is no further right of appeal (a “final adjudication”) determining that, in respect of the matter for which Indemnitee is seeking indemnification pursuant to this Agreement, Indemnitee is not entitled to Indemnification hereunder. The phrase “to the fullest extent permitted by law” shall include, but not be limited to, (a) to the fullest extent permitted by any provision of the Partnership Statute and/or the LLC Statute that authorizes or permits additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Partnership Statute and/or the LLC Statute and (b) to the fullest extent authorized or permitted by any amendments to or replacements of the Partnership Statute and/or the LLC Statute adopted after the date of this Agreement that increase the extent to which an entity may indemnify its officers and directors. Any amendment, alteration or repeal of the Partnership Statute and/or the LLC Statute that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

    3. Contribution. If the indemnification provided under Section 2 hereof is unavailable by reason of a court decision, based on grounds other than any of those set forth in Section 4 hereof, then, in respect of any Proceeding in which the Partnership or the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Partnership and the Company shall contribute to the amount of Expenses actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Partnership or the Company, on one hand, and Indemnitee, on the other, from the transaction from which such Proceeding arose and (b) the relative fault of the Partnership or the Company, on one hand, and of Indemnitee, on the other, in connection with the events that resulted in such Expenses as well as any other relevant equitable considerations. The relative fault of the Partnership or the Company, on one hand, and of Indemnitee, on the other, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses. Each of the Partnership and the Company agrees that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or any other method of allocation that does not take the foregoing equitable considerations into account.

    4. Exceptions. Any other provision herein to the contrary notwithstanding, the Partnership and the Company shall not be obligated pursuant to the terms of this Agreement:

    (a) Claims Initiated by Indemnitee.  Except with respect to proceedings brought to establish or enforce a right to indemnification or advancement under this Agreement, to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense without prior approval by a majority of the Board of Directors;

    (b) Insured Claims.  To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance;

    (c) Claims Under Section 16(b).  To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

    (d) Unlawful Claims.  To indemnify Indemnitee to the extent such indemnification is prohibited by applicable law;

    (e) Unauthorized Judicial Awards.  To indemnify Indemnitee with regard to any judicial award for which the Partnership or the Company was not given a reasonable and timely opportunity to participate in the defense of the suit or action giving rise to such judicial award; or

    (f) Unapproved Settlements.  To indemnify Indemnitee for any amounts paid in settlement of any Proceeding effected without the Partnership’s or the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; notwithstanding the foregoing, the Partnership and/or the Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee, without Indemnitee’s prior written consent.

    5. Choice of Counsel. If Indemnitee is a director but not an officer of the Partnership or the Company, he, together with the other directors who are not officers of the Partnership or the Company that are seeking indemnification (collectively, the “Outside Directors”), shall be entitled to employ, and be reimbursed for the fees and disbursements of, a single counsel separate from that chosen by the indemnitees who are officers of the Partnership or the Company (the “Inside Directors”). The principal counsel for the Outside Directors (“Outside Counsel”) shall be determined by majority vote of the Outside Directors who are seeking indemnification, and the principal counsel for the Inside Directors (“Inside Counsel”) shall be determined by majority vote of the Inside Directors, in each case subject to the consent of the Partnership or the Company, which consent shall not be unreasonably withheld, conditioned or delayed. The obligation of the Partnership and the Company to reimburse Indemnitee for the fees and disbursements of counsel hereunder, if and when applicable, shall not extend to the fees and disbursements of any counsel employed by Indemnitee other than Outside Counsel or Inside Counsel, as the case may be, unless the Partnership and the Company shall have consented in writing thereto or Indemnitee has interests that are different, or defenses available to him that are in addition to or different, from those of the other Outside Directors or Inside Directors, as the case may be, such that Outside Counsel or Inside Counsel, as the case may be, would have an actual or potential conflict of interest in representing Indemnitee.

    6. Advances of Expenses.

    (a) To the fullest extent permitted by the LLC Statute and the Partnership Statute, Expenses (other than judgments, penalties, fines and settlements) incurred by Indemnitee shall be paid by the Partnership and the Company, in advance of the final disposition of the Proceeding, within two (2) business days after receipt of Indemnitee’s written request, which written request, if required by the LLC Statute or the Partnership Statute, shall be accompanied by substantiating documentation and Indemnitee’s written affirmation as described in Section 6(c) hereof, as well as an affirmation (if any) required by Section 6(b).  No objections based on or involving the question of whether such charges meet the definition of “Expenses,” including any question regarding the reasonableness of such Expenses, shall be grounds for failure to advance to Indemnitee, or to reimburse Indemnitee for, the amount claimed within such two (2) business day period, provided that Indemnity provides an undertaking to repay any such amounts determined in a final adjudication not to have met such definition (and the undertaking and acknowledgement pursuant to Section 6(b) and Section 6(c) shall be deemed to include such an undertaking).  Indemnitee’s right to advancements and payments under this Section 6 will not be subject to the satisfaction of any standard of conduct and will be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, or under provisions of the Partnership Agreement or LLC Agreement.

    (b) To the extent required by the LLC Statute or the Partnership Statute, Indemnitee will undertake to repay to the Partnership and/or the Company (i) any advances or payment of Expenses made pursuant to this Section 6 and (ii) any judgments, penalties, fines and settlements paid to or on behalf of Indemnitee hereunder, in each case to the extent that it is ultimately determined in a final adjudication that Indemnitee is not entitled to indemnification.

    (c) To the extent required by the LLC Statute or the Partnership Statute, as a condition to the advancement of such Expenses or the payment of such judgments, penalties, fines and settlements, Indemnitee shall execute an acknowledgment wherein Indemnitee affirms (i) that Indemnitee is entitled to indemnification under this Agreement and (ii) that such Expenses or such judgments, penalties, fines and settlements, as the case may be, are delivered pursuant and are subject to the provisions of this Agreement.

    (d) If a claim under this Section 6 is not paid by the Partnership or the Company within two (2) business days of receipt of written notice, the right to advances or payments (as the case may be) as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. Indemnitee shall be presumed to be entitled to advances or payments (as the case may be) under this Agreement upon submission of a written request therefor (and where an acknowledgement, if required under this Agreement, has been tendered to the Partnership and/or the Company) and the burden of proving by clear and convincing evidence that advances or payments (as the case may be) are not appropriate shall be on the Partnership and the Company.

    7. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification payment under this Agreement, excluding advances and payments pursuant to Section 6 hereof, shall be made no later than thirty (30) days after receipt by the Partnership and the Company of the written request of Indemnitee, accompanied by substantiating documentation.  If any such claims under this Agreement are not paid by the Partnership or the Company within thirty (30) days of receipt of written notice, the right to indemnification as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a written request therefor and the burden of proving by clear and convincing evidence that indemnification is not appropriate shall be on the Partnership and the Company.

    8. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which

Indemnitee may be entitled under the Partnership Agreement, the LLC Agreement, the Partnership Statute, the LLC Statute, any directors’ and officers’ insurance maintained by or on behalf of the Partnership or the Company, any agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; provided, however, that this Agreement supersedes all prior written indemnification agreements between the Partnership and/or the Company (or any predecessor thereof) and Indemnitee with respect to the subject matter hereof. However, subject to Section 17 hereof, Indemnitee shall reimburse the Partnership and the Company for amounts paid to Indemnitee pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.

    9.No Presumptions.  Neither the failure of the Partnership or the Company (including the Board of Directors, any committee thereof, independent legal counsel or its equity owners) to have made a determination prior to any such payments or the commencement of such action that indemnification is proper in the circumstances because Indemnitee is entitled to indemnification under this Agreement, nor an actual determination by the Partnership or the Company (including the Board of Directors, any committee thereof, independent legal counsel or its equity owners) that Indemnitee is not entitled to indemnification under this Agreement, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement.  The termination of any Proceeding by judgment, order of the court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that Indemnitee’s conduct was unlawful.

    10. Continuation of Indemnity. All agreements and obligations of the Partnership and the Company contained herein shall continue during the period Indemnitee is a director or officer of the Partnership or the Company (or is or was serving at the request of the Partnership or the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (notwithstanding the fact that Indemnitee has ceased to serve the Partnership or the Company).

    11. Change in Control of the Partnership or the Company. Each of the Partnership and the Company agrees that if there is a Change in Control of the Partnership and/or the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances relating to a Proceeding under this Agreement, any other agreements, the Partnership Agreement or the LLC Agreement, the Partnership and the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Partnership and the Company (which approval shall not be unreasonably withheld, conditioned or delayed) and who has not otherwise performed services for the Partnership or the Company (other than in connection with matters unrelated to those for which Indemnitee is seeking an indemnification payment or advance hereunder) or Indemnitee. In the event that Indemnitee, on one hand, and the Partnership and the Company, on the other, are unable to agree on the selection of the special independent counsel, such special independent counsel shall be selected by lot from among at least five law firms in New York City, New York or Houston, Texas selected by Indemnitee. Such selection shall be made in the presence of Indemnitee (and his legal counsel or either of them, as Indemnitee may elect). Such special independent counsel, among other things, shall determine whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and shall render its written opinion to the Partnership, the Company and Indemnitee to such effect.

         The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such special independent counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

    12. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Partnership and the Company for a portion of Expenses, but not, however, for the total amount thereof, the Partnership and the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

    13. Acknowledgements. Each of the Partnership and the Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or to continue to serve as a director or officer of the Partnership and/or the Company, and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or in continuing to serve as a director or officer of the Partnership and/or the Company.

    14. Enforcement. In the event Indemnitee is required to bring any action or other proceeding to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Partnership and the Company shall reimburse Indemnitee for all of Indemnitee’s expenses in bringing and pursuing such action.

    15. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification or advancement to which Indemnitee is entitled with respect to any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification or advancement shall apply.

    16. Liability Insurance. To the extent the Partnership or the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available and maintained by the Partnership or the Company for any director or officer of the Partnership or the Company or any applicable subsidiary or affiliated company.

    17. Primary Obligors. The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by his employer  and certain of its affiliates (collectively, the “Third Party Indemnitors”).  The Partnership and the Company hereby agree (i) that each of the Partnership and the Company is an indemnitor of first resort (i.e., each of its obligations to Indemnitee are primary and any obligation of the Third Party Indemnitors to advance expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (ii) that each of the Partnership and the Company shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all other payments to Indemnitee to the extent legally permitted and as required by the terms of this Agreement, the Partnership Agreement or the LLC Agreement (or any other agreement between or among the Partnership or the Company and Indemnitee), without regard to any rights Indemnitee may have against the Third Party Indemnitors, and (iii) that each of the Partnership and the Company irrevocably waives, relinquishes and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Partnership and the Company further agree that no advancement or payment by the Third Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Partnership or the Company shall affect the foregoing and the Third Party Indemnitors shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Partnership and the Company.  The Partnership, the Company and Indemnitee agree that the Third Party Indemnitors are express third party beneficiaries of the terms of this Section 17.

    18. Joint and Several Liability. Each of the Partnership and the Company acknowledges and agrees that, whether or not specifically indicated as such in this Agreement, the obligation to indemnify Indemnitee or to advance or pay Expenses to Indemnitee hereunder shall be joint and several obligations of each of the Partnership and the Company.

    19. Miscellaneous.

    (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

    (b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. The rights of Indemnitee to indemnification and the advancement and payment of expenses conferred in this Agreement supplements and is in addition to, and is not intended to be limited by, those provisions in the Partnership Agreement and the LLC Agreement that provide Indemnitee with the same or similar rights with respect to indemnification and the advancement and payment of expenses thereunder.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by any party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

    (c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this

Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

    (d) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) one business day after the date when sent to the recipient by reputable overnight courier service (charges prepaid), or (iii) five business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated on the signature page hereto, or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section 19(d).

    (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

    (f) Successors and Assigns. This Agreement shall be binding upon the Partnership and the Company and their respective successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

    (g) Subrogation. In the event of payment under this Agreement, the Partnership and the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents reasonably required and shall do all acts that may be reasonably necessary to secure such rights and to enable the Partnership and the Company to effectively bring suit to enforce such rights, as may be requested in writing by the Partnership or the Company.

[Signature page follows.]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first written above.

GENESIS ENERGY, L.P.

By: Genesis Energy, LLC,
       its sole general partner

By:
Name:
Title:

Address:
Genesis Energy, L.P.
c/o Genesis Energy, LLC
919 Milam, Ste. 2100
Houston, TX 77002

GENESIS ENERGY, LLC

By:
Name:
Title:

Address:
c/o Genesis Energy, LLC
919 Milam, Ste. 2100
Houston, TX 77002

INDEMNITEE

Name:

Address:
[Address 1]
[Address 2]
[City, State, Zip]

Indemnity Agreement
Signature Page